UNDERLYING CERTIFICATE PURCHASE AGREEMENT

Dated as of  May 31, 2006

between

FIRST HORIZON ASSET SECURITIES INC.,
Purchaser,

and

UBS SECURITIES LLC
Seller

i

        THIS UNDERLYING CERTIFICATE PURCHASE AGREEMENT (this “Agreement”) is dated as of May 31, 2006 and is by and between UBS SECURITIES LLC, a Delaware corporation (“Purchaser”), and FIRST HORIZON ASSET SECURITIES INC., a Delaware corporation (“Seller”).

RECITALS:

    A. Subject to the terms and conditions of this Agreement, Seller hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from Seller, the Underlying Certificate (as defined below).

    B. The Underlying Certificate (including all distributions with respect thereto payable on and after the Closing Date) will be sold, transferred and assigned by Purchaser to a trust in exchange for the Class A-1 Certificates issued by First Horizon Alternative Mortgage Securities Trust 2006-RE2 (collectively, the “Certificates”) on the Closing Date.

     C. The Certificates will be issued pursuant to a Pooling Agreement dated as of May 1, 2006 (the “Pooling Agreement”) between Purchaser, as depositor, and The Bank of New York, as trustee (the “Trustee”). Pursuant to the Pooling Agreement, Purchaser will assign certain of its rights under this Agreement to the Trustee.

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.  Initially capitalized terms used but not otherwise defined in this Agreement have the meanings assigned to them in the Pooling Agreement. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Assigned Distributions: All distributions payable on the Underlying Certificate and all Underlying Yield Supplement Amounts payable in respect thereof, in each case on and after the Closing Date.

Certificates: As defined in the Recitals to this Agreement.

Closing Date: May 31, 2006.

Conveyed Assets: The Underlying Certificate and the Assigned Distributions.

FHHLC: First Horizon Home Loan Corporation.

Pooling Agreement: As defined in the Recitals to this Agreement.

Trustee: The Bank of New York, not in its individual capacity, but solely in its capacity as trustee for the benefit of the certificate holders under the Pooling Agreement, and any successor thereto under the Pooling Agreement.

Underlying Certificate: A 68.2488509% interest in the Class I-A-1 Certificates issued by the Underlying Trust pursuant to the Underlying PSA.

Underlying PSA: The Pooling and Servicing Agreement dated as of February 1, 2005 by and among First Horizon Asset Securities Inc., as depositor, FHHLC, as master servicer, and The Bank of New York, as trustee.

Underlying Trust: First Horizon Alternative Mortgage Securities Trust 2005-FA2, a common law trust created pursuant to the Underlying PSA.

Underlying Yield Supplement Amount: 68.2488509% of the “Class I-A-1 Yield Supplement Amount” as such term is defined in the Underlying PSA.

Underwriter: UBS Securities LLC, in its capacity as such under the Underwriting Agreement.

Underwriting Agreement: The Underwriting Agreement dated as of May 26, 2006 by and among the Purchaser, FHHLC and the Underwriter, as supplemented by a Terms Agreement with respect thereto dated as of May 26, 2006.

ARTICLE II

CONVEYANCE OF THE CONVEYED ASSETS

Section 2.1 Conveyance of the Conveyed Assets.

(a)	Seller hereby agrees to sell, transfer, assign, set over and otherwise convey to Purchaser, without recourse, all of the right, title and interest of Seller in and to the Conveyed Assets.

(b)
On or prior to the Closing Date, Seller shall take or cause to be taken all actions necessary to effect the transfer of the beneficial ownership of the Underlying Certificate to the Trustee on the book-entry records of The Depository Trust Company. Seller, effective as of the Closing Date, hereby acknowledges and agrees that any of the Assigned Distributions received by it shall be held in trust for the exclusive benefit of the Trustee and shall be immediately paid and delivered to the Trustee for deposit into the Distribution Account established pursuant to the Pooling Agreement.

(c)
As consideration for the sale of the Conveyed Assets to the Purchaser hereunder, on the Closing Date the Purchaser will deliver or cause to be delivered the Certificates to the Underwriter or its designee in accordance with the written instructions of the Seller.

(d)
The obligation of Seller to sell, and of Purchaser to purchase, the Conveyed Assets as set forth in this Section 2.1 is contingent upon the consummation, on the Closing Date, of the transactions pursuant to which the Purchaser sells Certificates to the Underwriter pursuant to the Underwriting Agreement.

Section 2.2 Closing. The closing for the sale of the Conveyed Assets shall occur on the Closing Date at such time and place and in such manner as the parties shall agree.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.1 Representations, Warranties and Covenants of Seller. Seller hereby affirms to Purchaser and the Trustee that each of the following representations and warranties will be true and correct as of the Closing Date:

(a)
Seller is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b)
The execution and delivery of this Agreement by Seller, the consummation of the transactions contemplated hereby, and the fulfillment of and compliance with the terms and conditions hereof, will not (i) conflict with or result in a breach of or give rise to any default under any of the terms, conditions or provisions of Seller’s charter or by-laws or any term or provision of any material pooling agreement, deed of trust, contract or other agreement or instrument to which Seller is a party or is bound; or (ii) result in the violation of or conflict with any law, rule, regulation, order, judgment or decree of any court or governmental authority having jurisdiction over Seller.

(c)
This Agreement has been duly and validly authorized, executed and delivered by Seller and, assuming the due authorization, execution and delivery hereof by Purchaser, constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership or moratorium or other similar laws affecting creditors’ rights, and by the availability of equitable remedies (including specific performance and injunctive relief), regardless of whether such enforcement is considered in a proceeding in equity or at law, and except as enforcement of the indemnification provisions thereof may be limited by public policy.

(d)
Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would materially and adversely affect its performance of this Agreement.

(e)
There is no action, suit or proceeding before or by any court or governmental agency or body now pending or, to Seller’s knowledge, threatened, which, if determined adversely to Seller, would materially and adversely affect the ability of Seller to perform and comply with the terms of this Agreement.

(f)
Seller has the full corporate power and authority to purchase, hold and transfer the Conveyed Assets and to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

(g)
No consent, approval, authorization or order of, or registration or filing with, or notice to, any court, governmental agency or body or supervisory agent, in each case which has not been obtained, made, or given, as applicable, is required for the execution, delivery and performance by Seller of or compliance by Seller with this Agreement or the consummation by Seller of the transactions contemplated by this Agreement.

(h)	Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant of Seller contained in this Agreement.

(i)
The consummation of the transactions contemplated by this Agreement is being undertaken in the ordinary course of business of Seller and the transfer, assignment and conveyance of the Conveyed Assets pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any relevant jurisdiction.

(j)
From and after the Closing Date, Seller will record in its books and records and report the transfer of the Conveyed Assets to Purchaser as a sale for federal income tax purposes and pursuant to generally accepted accounting principles.

(k)
Seller has not dealt with any broker, investment banker or agent or other person other than the Underwriter that may be entitled to any commission or compensation in connection with the sale of the Conveyed Assets to Purchaser.

(l)	The consideration received by Seller upon the sale of the Conveyed Assets under this Agreement constitutes fair consideration and reasonably equivalent value to Seller for the Conveyed Assets.

(m)
Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Conveyed Assets. The Seller will not be left with unreasonably small capital to conduct its business as a result of the sale hereunder and Seller believes that it will be able to, and it intends to, pay its debts as they mature. The sale of the Conveyed Assets is not undertaken with the intent to hinder, delay, or defraud any of Seller’s creditors.

(n)	Seller hereby represents and warrants to Purchaser, as to each of the Conveyed Assets as of the Closing Date, that:

(i)	All steps necessary to transfer all of Seller’s right, title and interest in and to the Conveyed Assets have been taken by Seller;

(ii)
Immediately prior to the transfer contemplated by this Agreement, Seller is the sole owner and holder of the Conveyed Assets free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority, subject to no interest or participation of or agreement with any other party, to sell and assign the same pursuant to this Agreement;

(iii)
Seller has acquired the Conveyed Assets in the ordinary course of its business, in good faith, for value and without notice of any claim against or claim to the Conveyed Assets on the part of any person; and

(iv)	Seller has no actual or constructive knowledge or notice of any interest in the Conveyed Assets contrary to the Trustee’s interest under the Pooling Agreement.

(o)	Seller hereby represents and warrants to Purchaser as to the Certificates, that:

(i)	If the Seller ever sells any of the Certificates, it will sell at least 25% of its beneficial ownership interest in the Certificates to one or more unaffiliated third parties; and

(ii)	If Seller ever owns more than 75% of the beneficial ownership interest in the Certificates, it will own 100% of the Certificates.

Section 3.2 Representations, Warranties and Covenants of Purchaser. Purchaser hereby affirms to Seller and the Trustee that each of the following representations and warranties is true and correct as of the Closing Date:

(a)
Purchaser is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b)
The execution and delivery of this Agreement by Purchaser, the consummation of the transactions contemplated hereby, and the fulfillment of and compliance with the terms and conditions hereof, will not (i) conflict with or result in a breach of or give rise to any default under any of the terms, conditions or provisions of Purchaser’s charter or by-laws or any term or provision of any material pooling agreement, deed of trust, contract or other agreement or instrument to which Purchaser is a party or is bound; or (ii) result in the violation of or conflict with any law, rule, regulation, order, judgment or decree of any court or governmental authority having jurisdiction over Purchaser.

(c)
This Agreement has been duly and validly authorized, executed and delivered by Purchaser and, assuming the due authorization, execution and delivery hereof by Seller, constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership or moratorium or other similar laws affecting creditors’ rights, and by the availability of equitable remedies (including specific performance and injunctive relief), regardless of whether such enforcement is considered in a proceeding in equity or at law, and except as enforcement of the indemnification provisions thereof may be limited by public policy.

(d)
Purchaser is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would materially and adversely affect its performance of this Agreement.

(e)
There is no action, suit or proceeding before or by any court or governmental agency or body now pending or, to Purchaser’s knowledge, threatened, which, if determined adversely to Purchaser, would materially and adversely affect the ability of Purchaser to perform and comply with the terms of this Agreement.

(f)	Purchaser has the full corporate power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

(g)
No consent, approval, authorization or order of, or registration or filing with, or notice to, any court, governmental agency or body or supervisory agent, in each case which has not been obtained, made, or given, as applicable, is required for the execution, delivery and performance by Purchaser of or compliance by Purchaser with this Agreement or the consummation by the Purchaser of the transactions contemplated by this Agreement.

(h)	Purchaser does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant of Purchaser contained in this Agreement.

Section 3.3 Additional Documents and Actions. Seller agrees to use its best efforts to furnish (or cause to be furnished) such information and to execute, deliver and file, or cause to be executed, delivered and filed, such documents or instruments as the Purchaser may reasonably request in connection with the transactions herein contemplated and the issuance of the Certificates, including, but not limited to, officers’ certificates, financing statements, transfer instructions, opinions of counsel and letters of accountants in order to effectuate the purposes, terms and conditions of this Agreement. Seller shall pay, or take all such actions as may be necessary to cause to be paid, all Assigned Distributions to the Trustee for deposit into the Distribution Account established pursuant to the Pooling Agreement.

Section 3.4 Costs and Expenses. Seller will pay all costs and expenses in connection with the transfer and delivery of the Conveyed Assets in the manner contemplated herein.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed by registered or certified mail, return receipt requested, or, if by other means, when received by the other party or at the following addresses or such other address as may hereinafter be furnished to the other party by like notice.

Seller:	UBS Securities LLC 1285 Avenue of the Americas, 11th Floor New York, NY 10019 Attn: Agnes Teng

Purchaser:	First Horizon Asset Securities Inc. 4000 Horizon Way Irving, Texas 75063 Attn: Alfred Chang

        Any such demand, notice or communication hereunder shall be deemed to have been given on the date delivered to the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

Section 4.2 Severability Clause.

Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

Section 4.3 Counterparts.

 For the purpose of facilitating the execution and proving of this Agreement, as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 4.4 Place of Delivery and Governing Law.

 The Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflict of laws principles and the application of the laws of any other jurisdiction) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 4.5 Remedies Cumulative; No Waiver.

 All rights and remedies of each party or any successor or assignee of such party shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other rights and remedies available to such party or such successors or assigns; and no failure to exercise any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and every right and remedy arising under this Agreement or by law to a party or such successors or assigns may be exercised from time to time, and as often as shall be deemed expedient, by such party or such successors or assigns.

Section 4.6 Miscellaneous.

 This Agreement may be amended or supplemented from time to time only with the written consent of Seller, Purchaser and any assignee of Purchaser. This Agreement contains the entire understanding and agreement of the parties and supersedes and incorporates all prior negotiations, understandings and agreements which are fully merged herein.

Section 4.7 Agreement of Seller.

 Seller agrees to execute and deliver such instruments and take such actions as Purchaser may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 4.8 Successors and Assigns.

 This Agreement shall bind and inure to the benefit of and be enforceable by and against Seller, Purchaser, and their respective successors and assigns. Each party hereto shall have the right to assign its rights, but not its obligations, hereunder without the consent of the other parties.

Section 4.9 Survival.

 Article IV hereto shall survive the consummation of the transactions contemplated hereby.

Section 4.10 Intention of Parties.

 It is the intention of Seller and Purchaser that the sale, transfer, assignment and conveyance herein contemplated constitute a sale of the Conveyed Assets conveying good title thereto, free and clear of any liens and encumbrances, from Seller to Purchaser and that the Conveyed Assets not be part of Seller’s estate in the event of an insolvency, and any filing of any financing statement under the Uniform Commercial Code, as in effect in any applicable jurisdiction, should not be construed as a conclusion that a sale has not occurred. In the event that such conveyance is deemed by any court of competent jurisdiction to be a loan or financing notwithstanding the express intent of the parties to the contrary, then and only in such event, the parties intend that Seller shall be deemed to have granted to Purchaser a security interest in all of Seller’s right, title and interest in the Conveyed Assets, that such loan or financing shall be non-recourse, that the Conveyed Assets and the proceeds of the Conveyed Assets constituting the sole source for the repayment of such loan and that this Agreement shall constitute a security agreement under applicable law.

      IN WITNESS WHEREOF, Seller and Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

SELLER: UBS SECURITIES LLC

By:
Name:
Title:

PURCHASER: FIRST HORIZON ASSET SECURITIES INC.

By:
Name:	Alfred Chang
Title:	Vice President